CORPORATE SPEAKERS:
Alfred Rogers
President, Chief Executive Officer, and Director
Robin L. Oliver
BayFirst Financial; EVP, Chief Operating Officer
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
ANALYSTS:
Ross Haberman
RLH Investments, LLC

PRESENTATION
Operator
Hello, everyone. Thank you for joining us, and welcome to the BayFirst Financial Corp. Q3 2026 Conference Call and Webcast.
[Operator Instructions] I will now hand the conference over to Al Rogers, President and CEO. Al, please go ahead.
Alfred T. Rogers
President, CEO & Director
Thank you. Good morning, and thank you for joining our call today. With me is Scott McKim, our Chief Financial Officer; and Robin Oliver, our Chief Operating Officer. Remember, today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary statement on forward-looking statements contained on Page 2 of the investor presentation.
I'm excited to share the progress we've made over the past 3 months. BayFirst is being transformed into the strong community bank that I've spoken about. Here are some key accomplishments.
•Community Bank loans grew 25% during the quarter. That's an increase of $41 million.
•Total loans held for investment increased by $20 million or 2.3%.
•Total deposits increased by $25.3 million or 2.6%. I want to point out that deposit growth outpaced net loan growth for the quarter.
•Our net interest margin for the quarter improved to 4.07%.
We held a special meeting of shareholders on July 14, where the Company obtained shareholder approval to amend the BayFirst Financial Corporation Articles of Incorporation. This meeting increased the number of authorized common stock from 15,000,000 shares to 100,000,000 shares and exchanged all 4,000 outstanding mandatorily convertible cumulative perpetual preferred stock, Series D and all 4,000 outstanding shares of mandatorily convertible cumulative perpetual preferred stock, Series E for a total of 22,856,000 shares of common stock. Upon conversion, all Series D and E preferred stock were retired. The Company's Series A and Series B preferred shares were fully redeemed during the quarter as well.

The rights offering was completed on September 30, and raised over $14 million of incremental capital.
Scott will be discussing all of these accomplishments here in a few minutes.
Our asset resolution plan contributed to significant improvements in the credit quality during the quarter. We've had meaningful improvements in all credit metrics, including an immaterial provision expense, lower charge-offs, and a reduction in nonperforming loans. Robin is going to provide additional details later in the call as it relates to our asset quality.
During the quarter, we opened a new temporary branch in South Tampa on Dale Mabry Highway and purchased what will be a permanent branch less than a mile away. This branch opened on September 9, 2026, and has exceeded the 2026 expectations for deposit growth in the first month.
I am pleased with our operational performance to-date. While we still have work to do to deliver positive earnings in the short term, these accomplishments set the stage for that success. The earnings loss we report for the quarter is not indicative of what we will do going forward.
Now I want to turn the call over to Scott, to provide some comments on our financial performance for the quarter. Scott...
Scott J. McKim
Executive VP & CFO
Thank you, Al. Good morning, everyone. We are reporting a net loss of $677 thousand for the third quarter. This compares to the net loss of $32.7 million that we reported in the second quarter.
Other key results include loans held for investment increased by $20.1 million, or 2.3% during the third quarter of 2026 to $903 million in total. This is also a decrease of $90.1 million, or 9.1% over the past twelve months. Most of this decrease year over year reflects the sale of loans and the exit from SBA 7(a) lending, which we completed in the fourth quarter of 2025.
Total deposits increased $25.3 million, or 2.6% during the third quarter of 2026 and also decreased $157.3 million, or 13% over the past year to $1.01 billion. 79% of the Bank's deposits were insured by FDIC on September 30, 2026, and the Bank's on-balance sheet liquidity ratio as of September 30, 2026, was 13.5%. The Bank did not have any wholesale borrowings.
Shareholders' equity at quarter end was $104.5 million, which is $11.4 million lower than it was at the end of Q2. The decrease is primarily from the redemption of the Company's Series A and B preferred shares, which Al already mentioned. Net accumulated other comprehensive loss increased by $600 thousand during the quarter, ending at $2.7 million. Tangible book value per share decreased to $3.64 per share, down from $4.82 per share at the end of the second quarter.
Our net interest margin, as Al stated, is 4.07%. That's a 59 basis point increase from the reported number in the second quarter. Net interest income was $10.6 million in the third quarter, an increase of $1.2 million from the quarter prior and down $700 thousand from the year ago quarter. Also, please recall, as I mentioned last quarter, the normalized net interest margin for Q2, excluding one-time impacts related to the asset resolution plan was also 4.07%. As I noted, net loan growth for the quarter was up $20.1 million. Many of the new loans that we originated during the quarter were booked in September and our average loan balances in the third quarter were actually down $17 million from the second quarter. I mentioned this as the higher loan balances at the end of the quarter, combined with our strong net interest margin, will provide higher net interest income in future periods, also contributing to better earnings as we go forward.

Noninterest income was $1.1 million in the third quarter of 2026, which is $7.9 million better than what we reported in the second quarter and an increase of $2.2 million from the third quarter of 2025. Please recall that the second quarter noninterest income included $8 million of one-time negative impacts related to the Board-approved asset resolution plan. Additionally, the year over year decrease was heavily impacted by our exit from the SBA 7(a) lending business and no additional gains on sale of government guaranteed loans is being booked.
Noninterest expense was $12.8 million, a decrease of $4.8 million compared to the second quarter. $2.8 million of this decrease is related to, once again, one-time charges driven by the asset resolution plan. The remaining decrease is from lower salaries and benefits, data processing, and loan servicing expenses as well.
Provision for credit losses was negative $69 thousand in the third quarter compared to $29 million in the second quarter and $11.2 million in the third quarter of 2025. Both of the prior periods had elevated provision expense to address risk in the unguaranteed 7(a) portfolio, including the amount quantified for the asset resolution plan that we announced last quarter. Net charge-offs in the quarter were $3.2 million, down $1.3 million compared to last quarter. Total unguaranteed SBA 7(a) loan balances ended the quarter at $132.4 million as of the end of September. In comparison, the Bank had $142 million of unguaranteed SBA 7(a) loan balances on June 30 and $171.6 million on December 31, 2025. Total annualized net charge-offs as a percentage of average loans held for investment at amortized cost were 1.52% in the third quarter. That was down from 2.08% in the second quarter and 2.14% in the first quarter of this year.
The ratio of allowance to credit losses on loans to total loans held for investment at amortized cost was 4.85% at September 30, 5.37%as of the end of the second quarter, and 2.36% as of the third quarter of last year. The ratio of allowance to credit losses to total loans held for investment at amortized cost, excluding government-guaranteed loan balances, was 5.2% as of September 30, 2026, 5.82% at June 30, 2026, and 2.55% as of September 30, 2025.
The Bank's Tier 1 leverage ratio was 8.79% at the end of the third quarter compared to 8.30% at the end of the second quarter and6.14% as of the end of the third quarter of last year. Total capital to risk-weighted assets ratio was 12.44% as of the end of the third quarter. That compares to 12.77% at the end of the second quarter and 9.08% at the end of the third quarter last year.
Finally, I want to note that the no call period on the Company's Series C preferred shares will expire in the fourth quarter of this year.The Board has voted to redeem the class and notification has been sent to those holders. These preferred shares have a conversion option priced at the Company's last reported tangible book value per share, and we do expect many of those holders to select the conversion option versus seeking redemption.
Now I will turn the call over to Robin, to talk about some other impacts on credit as well as the business. Robin...
Robin L. Oliver
Executive VP & COO
Thank you, Scott. Good morning, everyone. I want to start with some further follow up on the asset resolution plan, which I spoke about last quarter. And I want to highlight that the $3.2 million of net charge-offs during this quarter were absorbed within the plan.The change in the loan portfolio mix accounted for the remaining negative provision expense during the quarter. Furthermore, $2.9 million of the $3.2 million of net charge-offs were related to the unguaranteed SBA 7(a) portfolio, a decrease of nearly $1 million in net charge-offs from both the first and second quarter of this year. Net charge-offs in non-SBA 7(a) categories were also lower in the third quarter at $286 thousand compared to $580,000 last quarter and $977 thousand in the first quarter. While the plan is working to address the risk we discussed previously, we are seeing improvement across all loan types as we remain diligent in collecting and resolving problem assets.
Other progress is being made as well, and at the end of the third quarter, total non-performing loans, excluding government guaranteed balances were $13.4 million, down from $14.4 million at the end of the second quarter. The percentage of non-performing loans, excluding government guaranteed balances compared to total loans held for investment, was 1.56%, down 16 basis points from June 30, 2026, and down 14 basis points from a year ago. Of the $13.4 million in nonperforming loans, I want to note that $2.9 million of these balances were current and paying as agreed. In addition, as I noted last quarter, 68% of the Bank's classified loans remain current and performing loans, whereby we are working with the borrowers towards resolution.
Switching gears to credit for a moment. As we continue our efforts to transition the Bank to focus solely on community banking, we are working to ensure we have the right talent in the right positions to effectively grow our Bank while still improving efficiency and providing the best overall customer experience. As such, we have added a great deal of talent throughout the Bank in both retail and commercial banking, some of which are replacements and other positions have been added to support our growth, particularly in commercial lending. Additional commercial bankers will be critical as loan demand is currently very strong and commercial loan demand also helps grow deposits. With 6 of our 12 banking center locations having been open for 5 years or less, we will aggressively work to grow the deposits in those banking centers to ensure every location we have is providing appropriate profitability to the organization.
At this time, I will turn the call over to Al, to make some final comments.
Alfred T. Rogers
President, CEO & Director
Thank you, Robin.
These improvements reinforce my belief that we have a significant opportunity ahead.
The focus remains: we are building a high-performing community bank centered on relationship banking, disciplined execution, sound credit practices and exceptional service. We believe local businesses and consumers are best served when decisions are made close to home by bankers who know the market, understand their customers and are invested in the success of the communities in which they serve.
That community banking model starts with strong local customer relationships. Our deposit mix and cost of funds remains the top priority. We're working to deepen existing relationships and improve our deposit mix from higher cost transactional accounts to relationships that value service, responsiveness, and long-term partnerships.
Our lending philosophy is similar. We're hyper-focused on building and deepening relationships with borrowers in our markets. These relationships are sourced by our bankers inside our footprint, not from brokers.
We are adding talented, experienced bankers and are evaluating technology investments and process improvements that will enhance efficiency, improve customer experience and position us to scale responsibly as we grow. We are also looking at other areas where we can reduce expenses and improve profitability.

There's still work to do, however, and this quarter's momentum is measurable and supports our priorities. Grow core relationships,strengthen performance, expand our presence in the Tampa Bay, Sarasota, and Bradenton markets, which will deliver consistent long-term value for our shareholders.
I want to thank our employees for their dedication, our customers for their trust, and our shareholders for their continued support. I'm optimistic about the future and excited about what lies ahead.
Operator, I'll turn the call over to you, and we'll take some questions. Thank you so much.

QUESTIONS AND ANSWERS
Operator
[Operator Instructions] Your first question comes from the line of Ross Haberman with RLH Investments.
Ross Haberman
RLH Investments, LLC
Nice news and it's nice to see that things are slowly begin to turn around here. Can I ask just two quick questions about the income statement? Could you address how much in the quarter were nonrecurring, either income or expenses in the quarter, please?
Scott J. McKim
Executive VP & CFO
In the third quarter, there was nothing that was nonrecurring.
Ross Haberman
RLH Investments, LLC
Okay. And just one follow-up question. In terms of the unguaranteed portion of the loans, you said it was $132 million. Did I understand it that $10 million was paid down in the quarter. Is that correct?
Scott J. McKim
Executive VP & CFO
Yes, that's just on the unguaranteed side of it. And if I anticipate your next question, are we expecting that trend to continue? And the short answer is yes.
Ross Haberman
RLH Investments, LLC
Correct. Yes, a quarter. So you're talking close to $40 million a year?
Scott J. McKim
Executive VP & CFO
I would say yes. Let me put a little bit more context around it for you, Ross, because all things being equal, what we are seeing is some degree of stability in that portfolio and what I will characterize as some better predicting components and the runoff is one of the things that we are seeing kind of stabilize. Earlier in the year, it was running off a little bit quicker than that, but we did notice in the second quarter that it had slowed down and it's kind of stabilized at this level over the past 6 months, give or take.
Ross Haberman
RLH Investments, LLC
And just related to that, you talked about $2.9 million of charge-offs. Was that strictly related to the unguaranteed portion? And do you see that rate continuing quarterly?
Scott J. McKim
Executive VP & CFO
Yes, it's only related to the unguaranteed 7(a) loans, the $2.0 million, it is. My -- okay, as far as the outlook on that, again, this is the area that really has challenged the Bank over the past few years. My hope is that that trend moderates, especially as the portfolio rolls down, but also at this point, these borrowers within the portfolio has become quite seasoned and they've weathered the storm of high interest rates, inflation, expensive fuel costs, so on and so forth. And my hope would be that they continue to perform at better levels going forward. So that's about the best way I can characterize it for you.
Operator
[Operator Instructions] Your next question comes from the line of Ross Haberman with RLH Investments.
Ross Haberman
RLH Investments, LLC
I don't mean to monopolize this, guys. I apologize. But just one last question. Against the $132 million of unguaranteed loans, what was your total allowance or reserve today?
Scott J. McKim
Executive VP & CFO
The total ACL on the books at the end of the quarter was just over $41.5 million, and over $30 million of that is against the unguaranteed portfolio, Ross.
Ross Haberman
RLH Investments, LLC
So you're saying about 22%, 23%?
Scott J. McKim
Executive VP & CFO
Yes.
Operator
There are no further questions at this time. This concludes today's call. Thank you for attending. You may now disconnect.